UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2016

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Avenue
Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 453-6553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 16, 2016, InspireMD, Inc. (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Dawson James Securities, Inc. (the “Underwriter”), relating to an underwritten public offering (the “Offering”) of 1,900,000 shares of the Company’s common stock (the “Underwritten Shares”) and warrants to purchase up to 950,000 shares of the Company’s common stock (collectively, the “Underwritten Warrants” and the shares issuable upon exercise of the Underwritten Warrants, collectively, the “Underwritten Warrant Shares”). All of the Underwritten Shares and Underwritten Warrants are being sold by the Company. The offering price to the public of the Underwritten Shares is $0.59 per share, and each purchaser will receive an Underwritten Warrant to purchase one half of one share of common stock for each Underwritten Share that it purchases in the Offering. The Underwritten Warrants will be exercisable immediately and have a term of exercise of five years from the date of issuance and an exercise price of $0.59 per full share of common stock. The Underwriter has agreed to purchase the Underwritten Shares and the Underwritten Warrants from the Company pursuant to the Underwriting Agreement at a price of $0.5428 per share. The Company expects to receive gross proceeds from the Offering of approximately $1.12 million, before deducting the underwriting discount and estimated offering expenses. The Company expects that the Offering will close on or about March 21, 2016, subject to the satisfaction of certain closing conditions. The Company intends to use the net proceeds from this offering to conduct sales activities related to CGuard™ EPS™ and MGuard Prime™ EPS, and for general corporate purposes.

Pursuant to the Underwriting Agreement, the Company, in connection with the Offering, agreed to issue to the Underwriter warrants to purchase up to 5% of the number of shares of common stock sold in the Offering (the “Underwriter Warrants” and together with the shares issuable upon exercise of the Underwriter Warrants, the “Underwriter Securities”). The Underwriter Warrants will be exercisable at any time and from time to time, in whole or in part, during the period commencing six months following the date of issuance and ending five years from the date of the execution of the Underwriting Agreement, at a price per share equal to 125% of the offering price to the public per Underwritten Share.

The Underwritten Shares, Underwritten Warrants, Underwritten Warrant Shares and Underwriter Securities will be issued pursuant to the Company’s shelf registration statement on Form S-3 (No. 333-191875) previously filed with the Securities and Exchange Commission (the “Commission”), which became effective on November 27, 2013, and the base prospectus dated as of November 27, 2013 contained in such registration statement. A final prospectus supplement relating to the Offering has been filed with the Commission.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriter of the Company, its directors and certain of its executive officers, and by the Company of the Underwriter, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The Underwriting Agreement and the form of Underwritten Warrant and form of Underwriter Warrant are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and are incorporated herein by reference. The foregoing description of such documents and the transactions contemplated thereby is qualified in its entirety by reference to such exhibits.

Private Placement

On March 16, 2016, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain of the Company’s officers and directors (collectively, the “Investors”) pursuant to which the Company has agreed to issue and sell to the Investors, in a concurrent private placement (the “Private Placement”), 1,033,051 shares of the Company’s common stock (the “Private Placement Shares”) and warrants to purchase up to 516,526 shares of the Company’s common stock (collectively, the “Private Placement Warrants” and the shares issuable upon exercise of the Private Placement Warrants, collectively, the “Private Placement Warrant Shares”). The Private Placement Shares will be sold at a purchase price of $0.59 per share, and each purchaser will receive a Private Placement Warrant to purchase one half of one share of common stock for each Private Placement Share that it purchases pursuant to the Securities Purchase Agreement. The Private Placement Warrants will be exercisable immediately and have a term of exercise of five years from the date of issuance and an exercise price of $0.59 per full share of common stock. The Company expects to receive gross proceeds from the Private Placement of approximately $600,000, before deducting placement agent fees and estimated offering expenses. The Company expects that the Private Placement will close on or about March 21, 2016, subject to the satisfaction of certain closing conditions. The Company intends to use the net proceeds from the Private Placement to conduct sales activities related to CGuard™ EPS™ and MGuard Prime™ EPS, and for general corporate purposes.

The form of Securities Purchase Agreement and the form of Private Placement Warrant are filed as Exhibits 10.4 and 10.5 hereto, respectively, and are incorporated herein by reference. The foregoing description of such documents and the transactions contemplated thereby is qualified in its entirety by reference to such exhibits.

The Company engaged Dawson James Securities, LLC as its exclusive placement agent in connection with the Private Placement pursuant to a Placement Agency Agreement (the “Placement Agreement”), dated March 16, 2016. Pursuant to the Placement Agreement, the placement agent has no obligation to buy any of the securities from the Company and is acting solely as the placement agent. The Company has agreed to pay the placement agent a placement agent fee equal to 8% of the aggregate gross proceeds of the offering, to reimburse the placement agent for its expenses in connection with the offering up to $25,000 and to issue the placement agent warrants to purchase up to 5% of the number of shares of common stock sold in the Private Placement (the “Placement Agent Warrants” and together with the shares issuable upon exercise of the Placement Agent Warrants, the “Placement Agent Securities”). The Placement Agent Warrants will be exercisable at any time and from time to time, in whole or in part, during the period commencing six months following the date of issuance and ending five years from the date of issuance, at a price per share equal to 125% of the price per Private Placement Share. The Placement Agreement contains customary representations, warranties and indemnification provisions.

The Placement Agreement and the form of Placement Agent Warrant are filed as Exhibits 10.6 and 10.7 hereto, respectively, and are incorporated herein by reference. The foregoing description of foregoing description of such documents and the transactions contemplated thereby is qualified in its entirety by reference to such exhibits.

This report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the offering described above. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings.

Item 3.02	Unregistered Sales of Equity Securities

The information regarding the Private Placement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Private Placement and the issuance of the Placement Agent Securities will be undertaken in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On March 16, 2016, the Company issued a press release announcing the pricing of a public offering of its common stock and warrants. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On March 16, 2016, the Company issued a press release announcing a private placement of its common stock and warrants. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Underwriting Agreement, dated as of March 16, 2016, by and among InspireMD, Inc. and Dawson James Securities, Inc.
10.2	Form of Underwritten Warrant
10.3	Form of Underwriter Warrant
10.4	Form of Securities Purchase Agreement by and among InspireMD, Inc. and the persons or entities identified on Schedule A thereto
10.5	Form of Private Placement Warrant
10.6	Placement Agency Agreement, dated as of March 16, 2016, by and among InspireMD, Inc. and Dawson James Securities, Inc.
10.7	Form of Placement Agent Warrant
99.1	Press release dated March 16, 2016 announcing the pricing of a public offering of InspireMD, Inc.’s common stock and warrants
99.2	Press release dated March 16, 2016 announcing a private placement of InspireMD Inc.’s common stock and warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: March 16, 2016	By:	/s/ Craig Shore
Name: Craig Shore
Title: Chief Financial Officer